Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

       In connection with the Quarterly Report of Puget Energy, Inc. and Puget Sound Energy, Inc. (the “Companies”) on Form 10-Q for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Stephen A. McKeon, Senior Vice President Finance and Legal, Chief Financial Officer of the Companies, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Form 10–Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Form 10–Q fairly presents, in all material respects, the financial condition and result of operations of the Companies.

Dated: November 8, 2002
/s/ Stephen A. McKeon
Stephen A. McKeon
Senior Vice President Finance and Legal, Chief Financial Officer